EXHIBIT 99.1


      Chattem Reports Revenues Up 20%; Raises Earnings Guidance;
           Integration of Recently Acquired Brands On-Track


    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--March 22, 2007--Chattem, Inc. (NASDAQ: CHTT), a leading marketer and manufacturer of branded consumer products, today announced results for the first quarter of fiscal 2007.

    Total revenues for the first quarter of fiscal 2007 were $100.8 million compared to total revenues of $84.0 million in the prior year quarter representing a 20% increase. Revenue growth for the quarter was driven by sales of the five brands acquired from Johnson & Johnson on January 2, 2007, continued growth of the Gold Bond(R) franchise, up 27%, the strength of the Icy Hot(R) business, up 23%, led by new product launches, and steady growth from Dexatrim(R) and Pamprin(R), each up 11%. Offsetting these increases was a reduction in sales of Icy Hot Pro-Therapy(TM) from launch levels in the first quarter of fiscal 2006. Excluding the impact of the acquired brands and Icy Hot Pro-Therapy, total revenues from the base business increased by 11% in the first quarter of fiscal 2007, compared to the prior year quarter.

    Net income for the first quarter of fiscal 2007 was $13.7 million, down 7%, compared to net income of $14.8 million in the prior year quarter. Earnings per share for the first quarter were $0.71, down 5%, compared to $0.75 in the prior year quarter. Net income in the first quarter of fiscal 2007 included employee stock option expenses under SFAS 123R ($0.04 per share after taxes). Net income in the first quarter of fiscal 2006 included employee stock option expense under SFAS 123R ($0.03 per share after taxes), a gain related to a recovery of legal expenses ($0.29 per share after taxes), and a loss on early extinguishment of debt ($0.10 per share after taxes). As adjusted to exclude these items, net income in the first quarter of fiscal 2007 was $14.4 million, up 25%, compared to $11.5 million in the prior year quarter and earnings per share were $0.75, up 27%, compared to $0.59 in the prior year quarter.

    "The Company completed its first quarter in history with revenues over $100 million," said Chief Executive Officer Zan Guerry. "The level of enthusiasm at the Company is greater than ever. With sales of Gold Bond continuing to exceed expectations, the Selsun(R) franchise continuing to perform well at retail with Nielsen data showing a 12% increase for the latest 13 week period ending February 24, 2007, a strong sell-in of our new products in the topical pain care category and the integration of our newly acquired brands progressing smoothly, Chattem is well positioned to deliver on its growth objectives in fiscal year 2007 and beyond. We are extremely pleased with the Company's 27% increase in adjusted earnings per share as we view this as a meaningful measure of our operating performance."

    KEY HIGHLIGHTS

    -- Gross margin for the first quarter of fiscal 2007 was 69.3%, compared to 69.0% in the prior year quarter. The increase in gross margin primarily reflected reduced sales of the relatively low margin Icy Hot Pro-Therapy line. Gross margins on the acquired business were in line with original expectations and should increase over time as the Company plans to bring manufacturing for certain of the brands in-house.

    -- Advertising and promotion expense (A&P) for the first quarter of fiscal 2007 increased to $28.8 million from $27.2 million in the prior year quarter. A&P expense as a percentage of total revenues decreased to 28.5% for the first quarter of fiscal 2007, as compared to 32.4% in the prior year quarter, with the reduction as a percentage of total revenues declining largely as a result of the heavy investment spending on Icy Hot Pro-Therapy in the first quarter of fiscal 2006. The Company continues to support both the base business and the acquired brands with strong advertising and promotional programs.

    -- Selling, general and administrative expenses (SG&A) for the first quarter of fiscal 2007 increased to $12.6 million from $11.6 million in the prior year quarter. SG&A as a percentage of total revenues for the first quarter of fiscal 2007 decreased to 12.5%, as compared to 13.8% in the prior year quarter reflecting the Company's ability to leverage its operating infrastructure.

    -- Acquisition costs primarily reflect payments made to Johnson & Johnson for services rendered under a Transition Services
        Agreement related to the acquired brands.

    -- Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding litigation settlement items was $28.7 million, or 28.5% of total revenues, for the first quarter of fiscal 2007, up 40%, compared to the prior year quarter.

    -- Interest expense increased $4.4 million in the first quarter of fiscal 2007 as compared to the prior year quarter reflecting the impact of the additional indebtedness incurred to finance the acquisition of brands from Johnson & Johnson.

    -- The Company reduced outstanding borrowings under its revolving credit facility to $15.0 million as of March 21, 2007, versus an outstanding balance of $30.0 million at February 28, 2007 and an acquisition funding balance of $38.0 million on January 2, 2007.

    -- To date, the integration of the acquired brands is progressing very well and the Company expects any remaining transition services being provided by Johnson & Johnson to cease during the second fiscal quarter.

    FISCAL 2007 GUIDANCE

    Based on the strength of our base business and the progression of the integration of the acquired brands, the Company currently expects earnings per share in fiscal 2007 to be in the range of $2.85 to $3.10 as compared to earlier estimates of $2.80 to $3.05, in each case excluding stock option expense under SFAS 123R. Stock option expense under SFAS 123R for fiscal 2007 is estimated to be $0.14 per share prior to the impact of any additional option grants in fiscal 2007.



     FY2007 EPS Guidance
----------------------------------------------------------------------
                               Excluding stock option expense under
       $2.85 - $3.10                          SFAS 123R
----------------------------------------------------------------------
                               Including stock option expense under
       $2.71 - $2.96                          SFAS 123R
----------------------------------------------------------------------
Previous FY2007 EPS Guidance
----------------------------------------------------------------------
                               Excluding stock option expense under
       $2.80 - $3.05                          SFAS 123R
----------------------------------------------------------------------
                               Including stock option expense under
       $2.66 - $2.91                          SFAS 123R
----------------------------------------------------------------------


    NON-GAAP FINANCIAL MEASURES

    In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents certain non-GAAP financial measures, including adjusted net income, adjusted earnings per share and adjusted EBITDA. The non-GAAP financial measures exclude certain non-cash charges, such as stock option expenses, and certain charges, such as debt extinguishment charges, and litigation settlement items. Chattem believes these measures provide both management and investors with additional insight into the Company's operational strength and ongoing operating performance. The additional non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP. See the accompanying Form 8-K under which this earnings release is furnished to the Securities and Exchange Commission for further discussion of the utility of these non-GAAP measures and the purposes for which they are used by management.

    FORWARD LOOKING STATEMENTS

    Statements in this press release which are not historical facts, including, without limitation, statements in the Fiscal 2007 Guidance section of this release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions, including those described in our filings with the Securities and Exchange Commission, that could cause actual outcomes and results to differ materially from those expressed or projected.

    WEBCAST

    Chattem will provide an online Web simulcast and rebroadcast of its fiscal first quarter 2007 conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com today, Thursday, March 22, 2007 beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and be available through March 29, 2007. Please note that the webcast requires Windows Media Player. For additional information please contact Catherine Baker, Investor Relations at 423-821-2037 ext. 3209.

    About Chattem

    Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. The Company's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. The Company's portfolio of products includes well-recognized brands such as Icy Hot, Gold Bond, Selsun Blue, ACT, Cortizone and Unisom. Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada. For more information, please visit the Company's website: www.chattem.com.

    (1) See the reconciliation of adjusted net income to net income reported in accordance with GAAP for the first quarter fiscal 2007, provided in the unaudited consolidated statements of income attached hereto.



                            CHATTEM, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                                      For the Three
                                                       Months Ended
                                                       February 28,
                                                    ------------------

                                                      2007     2006
                                                    --------- --------

REVENUES:
  Net sales                                         $100,779  $83,977
  Royalties                                               52       47
                                                    --------- --------
    Total revenues                                   100,831   84,024

COSTS AND EXPENSES:
  Cost of sales                                       30,980   26,020
  Advertising and promotion                           28,787   27,187
  Selling, general and administrative                 12,586   11,591
  Litigation settlement                                    -   (8,613)
  Acquisition costs                                    1,171        -
                                                    --------- --------
    Total costs and expenses                          73,524   56,185
                                                    --------- --------

INCOME FROM OPERATIONS                                27,307   27,839
                                                    --------- --------

OTHER INCOME (EXPENSE):
  Interest expense                                    (7,236)  (2,844)
  Investment and other income, net                       768      194
  Loss on early extinguishment of debt                     -   (2,805)
                                                    --------- --------
    Total other income (expense)                      (6,468)  (5,455)
                                                    --------- --------

INCOME BEFORE INCOME TAXES                            20,839   22,384

PROVISION FOR INCOME TAXES                             7,189    7,611
                                                    --------- --------

NET INCOME                                          $ 13,650  $14,773
                                                    ========= ========


DILUTED SHARES OUTSTANDING                            19,224   19,577
                                                    ========= ========


NET INCOME PER COMMON SHARE (DILUTED)               $   0.71  $  0.75
                                                    ========= ========


------------------------------------------------------------- --------

NET INCOME (EXCLUDING DEBT EXTINGUISHMENT, SFAS
 123R EXPENSE AND LITIGATION SETTLEMENT ITEMS PER
 COMMON SHARE (DILUTED):


Net income                                          $ 13,650  $14,773
Add:
  Loss on early extinguishment of debt                     -    2,805
  SFAS 123R expense                                    1,204      852
  Litigation settlement items                              -   (8,613)
  Benefit from (provision for) income taxes             (415)   1,685
                                                    --------- --------

Net income (excluding debt extinguishment, SFAS
 123R expense and litigation settlement items)      $ 14,439  $11,502
                                                    ========= ========

Net income (excluding debt extinguishment, SFAS
 123R expense and litigation settlement items) per
 common share (diluted)                             $   0.75  $  0.59
                                                    ========= ========

----------------------------------------------------------------------

EBITDA RECONCILIATION (EXCLUDING LITIGATION
 SETTLEMENT ITEMS):


Net income                                          $ 13,650  $14,773
Add:
  Provision for income taxes                           7,189    7,611
  Interest expense, net (includes loss on early
   extinguishment of debt)                             6,468    5,455
  Depreciation and amortization less amounts
   included in interest                                1,442    1,284
                                                    --------- --------
EBITDA                                              $ 28,749  $29,123
  Litigation settlement items                              -   (8,613)
EBITDA (excluding litigation settlement items)      $ 28,749  $20,510
                                                    --------- --------

Depreciation & amortization                         $  2,030  $ 1,425
Capital expenditures                                $    453  $ 1,276

------------------------------------------------------------- --------

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.




                            CHATTEM, INC.
                   SELECTED SUMMARY FINANCIAL DATA
                            (In thousands)
                             (Unaudited)

SELECTED INCOME STATEMENT DATA:

The following table sets forth, for the periods indicated, certain items from our Consolidated Statements of Income expressed as a percentage of total revenues:

                                            For the Three Months Ended
                                            --------------------------
                                            February 28,  February 28,
                                                2007          2006
                                            ------------- ------------

TOTAL REVENUES                                       100%         100%
                                            ------------- ------------

COSTS AND EXPENSES:
  Cost of sales                                     30.7         31.0
  Advertising and promotion                         28.5         32.4
  Selling, general and administrative               12.5         13.8
  Litigation settlement                                -        (10.3)
  Acquisition cost                                   1.2            -
                                            ------------- ------------
    Total costs and expenses                        72.9         66.9
                                            ------------- ------------

INCOME FROM OPERATIONS                              27.1         33.1
                                            ------------- ------------

OTHER INCOME (EXPENSE):
  Interest expense                                  (7.2)        (3.4)
  Investment and other income, net                   0.8          0.2
  Loss on early extinguishment of debt                 -         (3.3)
                                            ------------- ------------
     Total other income (expense)                   (6.4)        (6.5)
                                            ------------- ------------

INCOME BEFORE INCOME TAXES                          20.7         26.6

PROVISION FOR INCOME TAXES                           7.1          9.1
                                            ------------- ------------

NET INCOME                                          13.6%        17.5%
                                            ============= ============

----------------------------------------------------------------------

SELECTED BALANCE SHEET DATA:                February 28,  February 28,
                                                2007          2006
                                            ------------- ------------

Cash and cash equivalents                   $     15,749  $     8,125
Accounts receivable, net                    $     53,064  $    57,738
Inventories                                 $     37,570  $    25,427
Accounts payable and accrued liabilities    $     38,585  $    32,107

Senior bank debt                            $    330,000  $    43,000
Subordinated debt                                232,500      107,500
                                            ------------- ------------
Total debt                                  $    562,500  $   150,500
                                            ============= ============

----------------------------------------------------------------------

SELECTED CASH FLOW DATA:                    For the Three Months Ended
                                            --------------------------
                                            February 28,  February 28,
                                                2007          2006
                                            ------------- ------------

Shares repurchased                                     -          275
Cash paid for share repurchases             $          -  $    10,130

----------------------------------------------------------------------

SUMMARY OF NET SALES:

Net sales by domestic product category and total international for the first quarter of fiscal 2007, as compared to the corresponding period in fiscal 2006, were as follows:

                                                2007         2006
                                            ------------- ------------
Topical pain care products (a)              $     27,226  $    32,441
Medicated skin care products                      27,833       16,892
Medicated dandruff shampoos                       10,296       11,816
Oral care products                                 8,487        1,615
Internal OTC's                                     8,449        2,561
Dietary supplements                                8,030        8,853
Other OTC and toiletry products                    4,302        4,265
                                            ------------- ------------

Total Domestic                                    94,623       78,443
International revenues (including
 royalties)                                        6,208        5,581
                                            ------------- ------------

Total Revenues                              $    100,831  $    84,024
                                            ============= ============

(a) Includes Icy Hot Pro-Therapy sales



    CONTACT: Chattem, Inc., Chattanooga
             Catherine Baker, Investor Relations, 423-822-3209